UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 24, 2025

Hippo Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39711	32-0662604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Almaden Blvd., Suite 400
San Jose, California 95113
650 294-8463
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HIPO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 24, 2025, Hippo Analytics Inc. (the “Company”) entered into an Office Lease with KBSIII Almaden Financial Plaza, LLC (the “Lease”) for the lease of approximately 6,800 rentable square feet located at One Almaden Blvd., Suite 400, San Jose, California, 95113 (the “Property”). The Company will utilize the Property for general office purposes and will pay approximately $0.8 million in rent over the course of the twenty-six month term of the Lease.
The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Lease to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the fiscal quarter ending March 31, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 28, 2025

HIPPO HOLDINGS, INC.

By:	/s/ GUY ZELTSER
Guy Zeltser
Chief Financial Officer